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                                                                    EXHIBIT 23.5


                           CONSENT OF MORTON COHEN


        I hereby consent to being named in the Joint Proxy
Statement/Prospectus, which is a part of this Registration Statement, as the Clarion Designee.




                                                    /s/ Morton Cohen

September 27, 1996